FOR IMMEDIATE RELEASE	September 14, 2018
Contact: Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES THE ELECTION OF

KIERNAN “KC” CONWAY TO THE BOARD OF DIRECTORS

FREEHOLD, NJ, September 14, 2018…………..On September 13, 2018, the Board of Directors of Monmouth Real Estate Investment Corporation (NYSE: MNR) (the “Company”) increased the number of its directors from twelve to thirteen. To fill the resulting vacancy, the Board elected Mr. Kiernan “KC” Conway as a Class II Director, to serve for the remaining term of Class II Directors, until the Company’s 2020 annual meeting of stockholders and when his successor is duly elected and qualifies. The Board has determined that Mr. Conway is an independent director under the listing standards of the New York Stock Exchange.

Mr. Conway is an expert on the U.S. economy, commercial real estate markets, real estate finance, ports and logistics, risk management, and valuation, among several other subjects. A graduate of Emory University and Member of the Appraisal Institute, he has served since 2017 as the Director of Research and Corporate Engagement of the Alabama Center for Real Estate and as the Chief Economist of the CCIM (Certified Commercial Investment Member) Institute. From 2014-2017, he served as Senior Vice President of Credit Risk Management for Sun Trust in Atlanta, GA. From 2010-2014, he served as U.S. Chief Economist for Colliers International in Atlanta, GA. From 2005-2010, he served as Commercial Real Estate Subject Matter Expert for the Federal Reserve in Atlanta, GA. Mr. Conway has addressed more than 750 real estate industry and regulatory organizations and conferences since the 2008 financial crisis, including the Chairman of the Federal Reserve, as well as numerous governmental, academic and corporate organizations. He has also published extensively in real estate and economic journals.

Commenting on the announcement, Eugene W. Landy, Chairman of the Board, said, “KC Conway has extraordinary experience in commercial real estate, real estate finance, economics and logistics. We have followed and benefited from KC’s extensive research for over a decade. With his appointment, the Board of Directors recognizes his wide-ranging expertise in market intelligence and valuation, as well as his history of accurately forecasting real estate trends. I am confident that KC will be an excellent addition to our Board for many years to come.”

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 111 properties containing a total of approximately 21.2 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended . Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.